UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EOG Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EOG RESOURCES, INC.

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, APRIL 30, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement of EOG Resources, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders of the Company to be held on Thursday, April 30, 2020 (the “Annual Meeting”).

The purpose of this Notice is to announce a change in the location of the Annual Meeting to a virtual-only format, via live webcast.

This Notice is being filed with the United States Securities and Exchange Commission and is being made available to stockholders, by way of such filing, on April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2020

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that our Board of Directors has determined to transition the location of the 2020 annual meeting of stockholders of EOG Resources, Inc. (the “Annual Meeting”) from in-person to virtual-only, via live webcast.

As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 2:00 p.m. Central Time (3:00 p.m. Eastern Time). You will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 6, 2020, the record date for the Annual Meeting.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2020. To attend and vote at the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You will also be able to submit questions during the Annual Meeting via the meeting website.

Whether or not you plan to participate in the live webcast of the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location, but may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

April 15, 2020

Access to the Annual Meeting on April 30, 2020 at 2:00 p.m. Central Time (3:00 p.m. Eastern Time) is available at www.virtualshareholdermeeting.com/EOG2020. The proxy statement and the Company’s 2019 annual report are available at www.proxyvote.com. These materials are also available on the Company’s website at http://investors.eogresources.com/Investors.